PRESS RELEASE

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
November 4, 2013	Landmark National Bank
Patrick L. Alexander, Chairman and CEO
(785) 565-2000

Landmark National Bank Completes Acquisition of Citizens Bank

(Manhattan, KS, November 4, 2013) – Landmark National Bank, the wholly-owned subsidiary of Landmark Bancorp, Inc. (NASDAQ: LARK), announced today the completion of its acquisition of Citizens Bank, National Association (“Citizens Bank”) from First Capital Corporation (“First Capital”), effective November 1, 2013. The acquisition was effected through the merger of Citizens Bank with and into Landmark National Bank. Prior to the acquisition, Citizens Bank had operated in eastern Kansas for 129 years.

The acquisition adds eight additional branches – including two in Fort Scott, Iola, Kincaid, Lenexa, Mound City, Overland Park and Pittsburg, Kansas – to Landmark’s existing branch network, giving Landmark a total of 30 offices in 23 communities across Kansas. With combined assets of approximately $820 million after the acquisition, Landmark Bancorp, Inc., the parent company of Landmark National Bank, ranks as the second-largest public bank holding company in Kansas.

Patrick L. Alexander, Chairman and CEO of Landmark National Bank, said, “We are excited about completing our acquisition of Citizens Bank and being involved in these great Kansas communities. We look forward to welcoming our new business and personal banking customers to the Landmark organization. We will continue to provide all of our customers, including those joining us through this acquisition, with a customer-friendly partner focused on providing a wide range of valuable Landmark products and services.”

H. Dean Mann, who has served as Chairman of Citizens Bank, stated, “We were proud to own Citizens Bank for the past twenty-four years. We believe the community and customer focus for which Landmark is well known fits very nicely with the community banking services that Citizens Bank has delivered to its customers. Landmark is a strong organization whose values, products and solid performance will allow customers to continue to enjoy a great relationship with a community-friendly and customer-focused financial organization based here in Kansas.”

Landmark Bancorp, Inc. is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 30 locations in 23 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (3), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park, Paola, Pittsburg, Topeka (2), Wamego, and Wellsville, Kansas. Visit www.banklandmark.com for more information.

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Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark Bancorp, Inc. (the “Company”). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in our forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning our general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of our assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected outcomes of existing or new litigation; (x) changes in accounting policies and practices; (xi) the ability to manage credit risk, forecast loan losses and maintain an adequate allowance for loan losses; (xii) declines in the value of our investment portfolio; (xiii) the ability to raise additional capital; (xiv) declines in real estate values; and (xv) the ability to successfully integrate acquired businesses and future growth. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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